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                                  EXHIBIT 10.2

                                                       As Amended and Restated
                                                    By EG&G Board of Directors
                                                          on December 17, 1997

                                   EG&G, INC.

                               EVA INCENTIVE PLAN


                                    ARTICLE I

                              STATEMENT OF PURPOSE


1.1 The purpose of the EVA Incentive Plan (the "Plan") is to provide a system of incentive compensation which will promote the maximization of Economic Value Added ("EVA") over the long term. In order to align management incentives with shareholder interests, incentive compensation will reward the creation of value. This Plan will tie incentive compensation to EVA and thereby reward management for creating value.

1.2 EVA is the performance measure of value creation for EG&G, Inc. (the "Company"). Managers create value when they employ capital in an endeavor that generates a return that exceeds the cost of the capital employed. Managers lose value when they employ capital in an endeavor that generates a return that is less than the cost of capital employed. EVA measures the total value created (or lost) by management by subtracting the cost of capital employed from the operating profit after tax generated by an EVA Business Unit, as hereinafter defined.


                                   ARTICLE II

                                   DEFINITIONS


Unless the context provides a different meaning, the following terms shall have the following meanings:

"Act" means the Securities Exchange Act of 1934, as amended.



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"Actual EVA" means, with respect to an EVA Business Unit for a fiscal year, the
EVA of such EVA Business Unit for such year as determined by the Chief Financial Officer with the concurrence of the Committee.

"Code" means the Internal Revenue Code of 1986, as amended.

"Capital" means, with respect to an EVA Business Unit for a fiscal year, the investment made in such EVA Business Unit, as determined by the Chief Financial Officer with the concurrence of the Committee for such year. Each component of Capital will be measured by computing an average balance based on the ending monthly balance for the twelve months of a fiscal year.

"Capital Charge" means, with respect to an EVA Business Unit for a fiscal year, the deemed opportunity cost of employing Capital in the business of such EVA Business Unit for such year. The Capital Charge is computed as follows:

         Capital Charge ' Capital x Cost of Capital

"Cause" shall have the meaning set forth in the personnel policies for the EVA Business Unit by which a Participant is employed at the time of termination. Notwithstanding the foregoing, in the event of a Change of Control, "Cause" shall mean:

         (i)      misappropriating any funds or property of the EVA Business
                  Unit;

         (ii) unreasonable refusal to perform the duties assigned to the Participant;

         (iii)    conviction of a felony;

         (iv) continuous conduct bringing notoriety to the EVA Business Unit and having an adverse effect on the name or public image of the EVA Business Unit; or

         (v) continued failure by the Participant to observe any provisions of any written employment contract with the EVA Business Unit after being informed of such breach.

"Change in Control" means that any of the following events shall occur or be deemed to have occurred:

(i) any "person", as such term is used in Section 13(d) and 14(d) of the Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same

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         proportion as their ownership of stock in the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;


(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or whose election or whose nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors;

(iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

"Chief Executive Officer" means the Chief Executive Officer of the Company as designated by the Board of Directors of the Company from time to time.

"Chief Financial Officer" means the Chief Financial Officer of the Company as designated by the Board of Directors of the Company from time to time.

"Committee" means the Compensation and Stock Option Committee of the Board of Directors of the Company or such other committee as such Board may designate from time to time.

"Company" means EG&G, Inc., a Massachusetts corporation, and its successors and assigns, including any corporation with which the Company is merged or consolidated.

"Cost of Capital" means for a fiscal year the weighted average of the after-tax cost of debt and the cost of equity for such year, as determined by the Chief Financial Officer with the concurrence of the Committee.

"Declared Incentive" means, with respect to a Participant for a fiscal year, the product of the Initial Declared Incentive multiplied by the Individual Performance Factor, if any.

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"EVA" means, with respect to an EVA Business Unit for a fiscal year, the NOPAT of such EVA Business Unit for such year minus the Capital Charge of such EVA Business Unit for such year, all as determined by the Chief Financial Officer with the concurrence of the Committee. EVA may be positive or negative.

"EVA Business Unit" means a business unit or group of business units, including the Company, that are uniquely identified for the purpose of calculating EVA.

"Expected Improvement in EVA" means the constant EVA improvement that is added to shift the target up each year as determined by the Company from time to time. This is determined by the expected growth in EVA per year with respect to an EVA Business Unit.

"Executive Officer" means a corporate officer of the Company elected by the Board of Directors of the Company.

"First Negative Year" means with respect to Highly-Compensated and Non-Highly Compensated Employees, the first year in an unbroken series of one or more such consecutive years in which both the Reserve Balance and the Declared Incentive are negative. If a year or series of years in which both the Reserve Balance and the Declared Incentive are negative is followed by a year or years in which either both the Reserve Balance and the Declared Incentive are positive or the Reserve Balance is negative and the Declared Incentive is positive, a new "First Negative Year" shall be deemed to have occurred the next time there is a year in which both the Reserve Balance and the Declared Incentive are negative.

"Incentive Multiple" means, with respect to an EVA Business Unit for a fiscal year, [(the Actual EVA minus the Target EVA) divided by the Leverage Factor] plus 1.0.

"Incentive Reserve For Highly-Compensated Employees" means, with respect to a Participant who is either an Executive Officer of the Company, a general manager of an EVA Business Unit, or a highly compensated employee as determined from time to time by the Committee, a bookkeeping record of an account to which any portion of the Declared Incentive remaining after current year distribution to the Participant is credited, or debited as the case may be, from time to time under the Plan, and from which distribution amounts not covered by the Declared Incentive are debited.

"Individual Performance Factor" means, with respect to a Participant, the addition or subtraction of up to 25% of the Declared Incentive adjusted to reflect individual job performance for the fiscal year. The Individual Performance Factor may be utilized at the discretion of the manager of an EVA Business Unit provided that the total accrued incentive for the EVA Business Unit does not increase or decrease as a result of the utilization of the Individual Performance Factor.

"Initial Declared Incentive" means, with respect to a Participant for a fiscal year, the product of the Target Incentive multiplied by the Incentive Multiple.

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"Leverage Factor" means, with respect to an EVA Business Unit for a fiscal year, the negative (positive) deviation from Target EVA necessary before a zero (two times) Target Incentive is earned as determined by the Committee from time to time.

"Incentive Reserve For Non-Highly Compensated Employees" means, with respect to employees not subject to the Incentive Reserve For Highly-Compensated Employees, a bookkeeping record of an account to which only negative Declared Incentives are credited from time to time under the Plan and against which any positive incentive payments are offset in determining any current distribution.

"Reserve Balance For Non-Highly Compensated Employees" means, with respect to a Participant subject to the Incentive Reserve For Non-Highly Compensated Employees, a bookkeeping record of the net balance following the end of each fiscal year of the negative amounts , if any, credited against such Participant's Incentive Reserve For Non-Highly Compensated Employees as offset by any positive Declared Incentives. The Reserve Balance For Non-Highly Compensated Employees shall always be zero or a number less than zero.

"NOPAT " means, with respect to an EVA Business Unit for a fiscal year, the net operating profit after taxes for such fiscal year, as determined by the Chief Financial Officer with the concurrence of the Committee.

"Participant" means, for a fiscal year, each salaried employee who is designated as a Participant, in the case of Executive Officers of the Company, by the Committee, and in all other cases, by the Chief Executive Officer or his designee.

"Plan" means this EG&G, Inc. EVA Incentive Plan, as amended from time to time.

"Reserve Balance For Highly-Compensated Employees" means, with respect to a Participant subject to the Incentive Reserve For Highly-Compensated Employees, a bookkeeping record of the net balance of the amounts credited to and debited against such Participant's Incentive Reserve For Highly-Compensated Employees following the end of each fiscal year. For a Participant's first year of participation in the Plan, such Participant's Reserve Balance For Highly-Compensated Employees shall initially be equal to zero.

"Target EVA" means, with respect to an EVA Business Unit for the initial year that such EVA Business Unit is subject to the Plan, the level of EVA as determined by the Company.

After the initial year that an EVA Business Unit is subject to the Plan, the Target EVA for such EVA Business Unit for each succeeding fiscal year shall be revised according to the following formula:

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Target EVA = [(Prior Fiscal Year's Actual EVA + Prior Fiscal
             Year's Target EVA) divided by 2] + Expected
             Improvement in EVA


"Target Incentive" means, with respect to a Participant for a fiscal year, the Target Incentive for such Participant for such fiscal year as determined by the Committee in the case of Participants who are Executive Officers of the Company at the time of determination, and, in all other cases, by the Chief Executive Officer or his designee.



                                   ARTICLE III


                  DETERMINATIONS AND DISTRIBUTION OF INCENTIVES

3.1 DETERMINATIONS. For each fiscal year of the Company beginning with the 1995 fiscal year, the Company shall determine with respect to such fiscal year:

        (1)    the persons who will be Participants;
        (2)    the EVA Business Unit
               or Units for each such Participant and the weighting between or among said Units;
        (3)    the Target Incentive for each Participant;
        (4) the minimum and maximum ranges for the Individual Performance Factors; and
        (5)    the Target EVA, Leverage Factor, and Expected
               Improvement in EVA for each EVA Business Unit.

        As soon as practicable following the close of such fiscal year, the Company shall determine the following with respect to such fiscal year for each Participant:

        (1)    the Actual EVA for each EVA Business Unit;
        (2)    the Incentive Multiple by EVA Business Unit;
        (3)    the Individual Performance Factors, if any;
        (4)    the Initial Declared Incentive; and (5) the Declared
               Incentive.

3.2     DISTRIBUTION.

        A. As soon as practicable following the close of each fiscal year of the Company, but no later than March 15 following such close, the Company, with respect to those Participants subject to the Incentive Reserve For Highly-Compensated Employees, shall:

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        (1)    Pay out the prescribed distribution first, to the extent
               possible, from the Declared Incentive, and then from the Reserve Balance For Highly-Compensated Employees;

        (2) Add the remaining portion, if any, of the Declared Incentive for such fiscal year (including any negative incentives) to the Incentive Reserve For Highly-Compensated Employees; and

        (3) Carry the remaining Reserve Balance For Highly-Compensated Employees (positive or negative) forward to the next fiscal year.

         The prescribed distribution ratios for the Incentive Reserve For Highly-Compensated Employees for a Participant are:

               First year of the Plan                    80%
               Second year of the Plan                   67%
               Third year of the Plan                    57%
               Fourth and subsequent years of the Plan   50%

        All distributions from the Incentive Reserve For Highly-Compensated Employees shall be made on a last-in, first-out basis, such that the distribution for any given fiscal year shall come first from the Declared Incentive for that fiscal year, with any remainder of that distribution coming from the Reserve Balance For Highly-Compensated Employees attributable to years prior to the fiscal year for which the current distribution is being made.

        B. As soon as practicable following the close of each fiscal year of the Company, but no later than March 15 following such close, the Company shall pay the Declared Incentive as offset by the Reserve Balance For Non-Highly Compensated Employees as of the close of the fiscal year, but before considering the Declared Incentive, to those Participants subject to the Incentive Reserve For Non-Highly Compensated Employees.

3.3   NEGATIVE RESERVE BALANCE.

        (a) If, as a result of a negative EVA, a Reserve Balance For Highly-Compensated Employees, or a Reserve Balance For Non-Highly Compensated Employees has a deficit, no Participant shall be required, at any time, to make a cash reimbursement to his or her Incentive Reserve For Highly-Compensated Employees or Incentive Reserve For Non-Highly Compensated Employees. Except as hereinafter provided such negative Reserve Balance For Highly-Compensated Employees or Reserve Balance For Non-Highly Compensated Employees, however, will be carried forward and will be netted 100% against future Declared Incentives.

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        (b) In the event a First Negative Year should occur, for the first year after such First Negative Year, the negative Reserve Balance of a Participant shall be 100% netted against the Declared Incentive for that year. For the second year after such First Negative Year, 50% of any positive Declared Incentive or 1x the Target Incentive, whichever is less, shall be paid out to the Participant and the balance of the Declared Inventive shall be applied to the negative Reserve Balance. The payout system set forth above for the second year after such First Negative Year shall continue until the Reserve Balance becomes positive or until a new First Negative Year occurs, whichever occurs first.

3.4 LUMP SUM. All distributions from the Plan shall be made in a cash lump sum unless payment is deferred in a timely manner by the Participant with the consent of the Company under the Company's incentive deferral policy as in effect from time to time.

3.5 INTEREST. No interest shall be paid on or accrue to any Reserve Balance For Highly-Compensated Employees.


                                   ARTICLE IV


                        PLAN MATTERS AND CHANGE IN STATUS


4.1 PLAN MATTERS. The Committee on behalf of the Company shall determine all Plan matters regarding the Plan with respect to Participants who are Executive Officers at the time of determination. Unless otherwise expressly reserved to the Committee, the Chief Executive Officer or his designee on behalf of the Company shall determine all Plan matters with respect to all other Participants.

4.2 HIRES, PROMOTIONS AND TRANSFERS. A Participant who is hired, transferred or promoted during a fiscal year into a position qualifying for participation in the Plan will participate on a prorated basis in the year of hire, transfer or promotion based on the percentage of the fiscal year the Participant is in such qualifying position. A Participant who transfers his or her employment from one participating EVA Business Unit to another EVA Business Unit will retain his or her Incentive Reserve For Highly-Compensated Employees or Incentive Reserve For Non-Highly Compensated Employees and the Initial Declared Incentive and Declared Incentive for such Participant shall be pro-rated based on the time spent in each EVA Business Unit.

4.3 RETIREMENT. A Participant who terminates employment with the Company during a fiscal year by virtue of retirement at age 55 or older shall be entitled to receive the positive Reserve Balance For Highly-Compensated Employees, if any, and may be eligible for a share of the Declared Incentive. The Declared Incentive shall be

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        calculated as if the Participant had remained employed as of the end of the fiscal year. Participant's share of the Declared Incentive will be calculated by multiplying the Declared Incentive by a proration factor equal to the number of full weeks of Participant's actual employment during the fiscal year divided by fifty-two (52). Eligibility will be based on the authorization of the Participant's manager and must be approved at the start of the fiscal year in which the retirement is to occur. Payment of the positive Reserve Balance For Highly-Compensated Employees, if any, and Participant's share of any Declared Incentive will be made at the same time as payments under the Plan are made to Participants actively employed by the Company.

4.4 DISABILITY. A Participant who becomes permanently disabled, as defined in the Company's long-term disability benefits program, shall be entitled to receive the positive Reserve Balance For Highly-Compensated Employees, if any, and may be eligible for a share of the Declared Incentive. The Declared Incentive shall be calculated as if the Participant had remained employed as of the end of the fiscal year. Participant's share of the Declared Incentive will be calculated by multiplying the Declared Incentive by a proration factor equal to the number of full weeks of Participant's actual employment during the fiscal year divided by fifty-two (52). Eligibility will be based on the authorization of the Participant's manager. Payment of the positive Reserve Balance For Highly-Compensated Employees, if any, and Participant's share of any Declared Incentive will be made at the same time as payments under the Plan are made to Participants actively employed by the Company.

4.5 DEATH. If a Participant terminates employment with the Company during a fiscal year by reason of death, the estate of the Participant shall be entitled to receive the positive Reserve Balance For Highly-Compensated Employees, if any, and may be eligible for a share of the Declared Incentive. The Declared Incentive shall be calculated as if the Participant had remained employed as of the end of the fiscal year. Participant's share of the Declared Incentive will be calculated by multiplying the Declared Incentive by a proration factor equal to the number of full weeks of Participant's actual employment during the fiscal year divided by fifty-two (52). Eligibility will be based on the authorization of the Participant's manager. Payment of the positive Reserve Balance For Highly-Compensated Employees, if any, and Participant's share of any Declared Incentive will be made at the same time as payments under the Plan are made to Participants actively employed by the Company.

4.6 INVOLUNTARY TERMINATION WITHOUT CAUSE. A Participant whose employment is terminated by the Company or any subsidiary without Cause shall forfeit his or her Declared Incentive, Incentive Reserve For Highly-Compensated Employees and any Reserve Balance For Highly-Compensated Employees unless a different determination is made by the Company.

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4.7     VOLUNTARY TERMINATION. In the event that a Participant voluntarily terminates employment with the Company or any of its subsidiaries, the right of the Participant to his or her Declared Incentive, Incentive Reserve For Highly-Compensated Employees and any Reserve Balance For Highly-Compensated Employees shall be forfeited unless a different determination is made by the Company.

4.8 INVOLUNTARY TERMINATION FOR CAUSE. In the event of termination of employment for Cause, the right of the Participant to his or her Declared Incentive, Incentive Reserve For Highly-Compensated Employees and any Reserve Balance For Highly-Compensated Employees shall be forfeited unless a different determination is made by the Company.

4.9 BREACH OF AGREEMENT. Notwithstanding any other provision of the Plan or any other agreement, in the event that a Participant shall breach any non-competition agreement or provision relating to the Company or breach any agreement with respect to the post-employment conduct of such Participant, including those contained in any benefit or incentive plan or award, the Incentive Reserve For Highly-Compensated Employees held by such Participant shall be forfeited.

4.10 CHANGE IN CONTROL. Upon a Change in Control, the Plan shall terminate and positive Reserve Balances For Highly-Compensated Employees shall be paid to Participants unless the Plan is continued on no less beneficial terms to the Participants. Payments under this Section 4.10 shall be made without regard to whether the deductibility of such payments (or any other "parachute payments," as that term is defined in Section 280G of the Code, to or for the benefit of the Participant) would be limited or precluded by Section 280G and without regard to whether such payments (or any other "parachute payments" as so defined) would subject the Participant to the federal excise tax levied on certain "excess parachute payments" under Section 4999 of the Code; provided that if the total of all "parachute payments" to or for the benefit of the Participant, after reduction for all federal, state and local taxes (including the tax described in Section 4999 of the Code, if applicable) with respect to such payments (the "Total After-Tax Payments"), would be increased by the limitation or elimination of any payment under this
        Section 4.10, amounts payable under this Section 4.10 shall be reduced to the extent, and only to the extent, necessary to maximize the Total After-Tax Payments. The determination as to whether and to what extent payments under this Section 4.10 are required to be reduced in accordance with the preceding sentence shall be made at the Company's expense by Arthur Andersen LLP or by such other certified public accounting firm as the Board of Directors of the Company may designate prior to a Change in Control of the Company. In the event of any underpayment or overpayment under this Section 4.10 as determined by Arthur Andersen LLP (or such other firm as may have been designated in accordance with the preceding sentence), the amount of such

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        underpayment or overpayment shall forthwith be paid to the Participant or refunded to the Company, as the case may be, with interest at the applicable federal rate provided for in Section 7872 (f)(2) of the Code.

4.11 NO GUARANTEE. Participation in the Plan is no guarantee that payments under the Plan will be made or that selection as a Participant will be made for the subsequent fiscal year.



                                    ARTICLE V

                               GENERAL PROVISIONS

5.1 WITHHOLDINGS. The Company shall have the right to withhold all amounts, including but not limited to, taxes, which in the determination of the Company, are required to be withheld under law with respect to any amount due or paid under the Plan.

5.2 EXPENSES. All expenses and costs in connection with the adoption and administration of the Plan shall be borne by the Company out of its general funds.

5.3 CLAIMS FOR BENEFITS. Participants who terminate service for any reason will be deemed to have made a claim for benefits and no written claim will be required. Claims for benefits will be decided by the Chief Executive Officer or, in the case of a claim pertaining to an Executive Officer, by the Committee (collectively referred to as the "Adjudicator"). If the Adjudicator believes that a terminated Participant is not entitled to benefits, it shall notify the Participant in writing of the denial of benefits within 90 days of the Participant's termination of service. In the event that a claim is wholly or partially denied, the Participant or his representative will receive a written explanation of the reason for denial. The Participant or his representative may request a review of the denied claim within 60 days of receipt of the denial and, in connection therewith, may review pertinent documents and submit comments in writing. Upon receipt of an appeal, the Adjudicator shall decide the appeal within 60 days of receipt. The decision on appeal shall be in writing, shall include specific reasons for the decision and shall refer to pertinent provisions of the Plan on which the decision is based. In reaching its decision, the Adjudicator shall have complete discretionary authority to determine all questions arising in the interpretation and administration of the Plan and to construe the terms of the Plan, including any doubtful or disputed terms and the eligibility of a Participant for benefits.

5.4 ACTION TAKEN IN GOOD FAITH. The Company may employ attorneys, consultants, accountants or other persons and the Company's directors and officers shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or Chief Executive Officer in good faith shall be final and binding upon all

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        employees, the Company and all other interested parties. No member of the Committee and no officer, director, employee or representative of the Company, or any of its affiliates acting on behalf of or in conjunction with the Committee, shall be personally liable for any action, determination, or interpretation, whether of commission or omission, taken or made with respect to the Plan.

5.5 RIGHTS PERSONAL TO EMPLOYEES. Any rights provided to an employee under the Plan shall be personal to such employee, shall not be transferable (except by will or pursuant to the laws of descent or distribution), and shall be exercisable during the employee's lifetime, only by such employee.

5.6 DISTRIBUTION. Upon termination of the Plan or suspension for a period of more than 90 days, the positive Reserve Balance For Highly-Compensated Employees of each Participant shall be distributed as soon as practicable but in no event later than 90 days from such event. The Committee, in its sole discretion, may accelerate distribution of the balance of any Incentive Reserve For Highly-Compensated Employees, in whole or in part, at any time without penalty.

5.7 NON-ALLOCATION OF AWARD. In the event of a suspension or termination of the Plan during any fiscal year, as provided herein at Section 10.1, the Declared Incentive for such year shall be deemed forfeited and no portion thereof shall be allocated to Participants. In the event of a suspension, any such forfeiture shall not affect the calculation of EVA in any subsequent year.


                                   ARTICLE VI


                                   LIMITATIONS


6.1 NO CONTINUED EMPLOYMENT. Nothing contained herein shall provide any employee with any right to continued employment or in any way abridge the rights of the Company and its subsidiaries to determine the terms and conditions of employment and whether to terminate employment of any employee. Neither the establishment of the Plan or the grant of an award or bonus hereunder shall be deemed to constitute an express or implied contract of employment for any period of time or in any way abridge the rights of the Company or any of its subsidiaries to determine the terms and conditions of employment or to terminate the employment of any employee with or without Cause at any time.

6.2 NO VESTED RIGHTS. Except as otherwise expressly provided herein, no employee or other person shall have any claim of right (legal, equitable, or otherwise) to any award, allocation, or distribution or any right, title, or vested interest in any amounts in such employee's Incentive Reserve For Highly-Compensated Employees and no officer or employee of the Company or any subsidiary or any

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        other person shall have any authority to make representations or agreements to the contrary. No interest conferred herein to a Participant shall be assignable or subject to any lien or pledge or any claim by a Participant's creditors. The right of the Participant to receive a distribution thereunder shall be an unsecured claim against the general assets of the Company and the Participant shall have no rights in or against any specific assets of the Company as the result of participation hereunder.

6.3 NOT PART OF OTHER BENEFITS. The benefits provided in this Plan shall not be deemed a part of any other benefit provided by the Company or any of its subsidiaries to its employees. Neither the Company nor any of its subsidiaries assumes any obligation to Participants except as specified herein. This is a complete statement of the terms and conditions of the Plan as in effect on January 1, 1995 and as amended on April 23, 1996.

6.4 OTHER PLANS. Nothing contained herein shall limit the power of either the Company or its subsidiaries or the power of the Committee to grant bonuses to employees of the Company or any of its subsidiaries, whether or not Participants in this Plan.

6.5 UNFUNDED PLAN. This Plan is unfunded. Nothing herein shall create or be deemed to create a trust or separate fund of any kind or a fiduciary relationship between the Company (or any of its subsidiaries) and any Participant.



                                   ARTICLE VII

                                    AUTHORITY

7.1 Full and sole power and authority to interpret and administer this Plan shall be vested in the Committee which shall have the sole authority to make rules and regulations for the administration of the Plan. The Committee may from time to time make such decisions and adopt such rules and regulations for implementing the Plan as it deems appropriate for any Participant under the Plan. Any decision taken by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be final, conclusive and binding upon all Participants and any person claiming under or through them. The Committee may delegate its power and authority with respect to the Plan to the Chief Executive Officer from time to time as it determines.

                                  ARTICLE VIII

                                     NOTICE

8.1 Any notice to be given pursuant to the provisions of the Plan shall be in writing and directed to the appropriate recipient thereof at his or her business address or office location.



                                   ARTICLE IX
                                 EFFECTIVE DATE

9.1     This Plan shall be effective as of January 1, 1995.

9.2 The Incentive Reserve For Non-Highly Compensated Employees and the Reserve Balance For Non-Highly Compensated Employees shall be effective commencing with the 1996 fiscal year.


                                    ARTICLE X

                                   AMENDMENTS

10.1 This Plan may be amended, suspended or terminated in whole or in part at any time from time to time at the sole discretion of the Committee; provided, however, that no such change in the Plan shall be effective to eliminate or diminish the distribution of any award that has been allocated to the Incentive Reserve of a Participant prior to the date of such amendment, suspension or termination. Notice of any such amendment, suspension or termination shall be given promptly to each Participant.

                                   ARTICLE XI

                                 APPLICABLE LAW

11.1 This Plan shall be construed in accordance with the provisions of the laws of the Commonwealth of Massachusetts.